Exhibit 99.1
For Immediate Release
Mediacom Communications Completes Repurchase of 30%
of its Outstanding Shares from Shivers Investments

Middletown, New York — February 13, 2008 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) stated that it completed today the previously announced repurchase of all of its Class A common stock owned by Shivers Investments, LLC, an affiliate of Morris Communications Company, LLC (“Morris Communications”), in a transaction structured as a tax free split-off under Section 355 of the Internal Revenue Code.
Under the terms of the transaction agreement signed last September, Mediacom exchanged 100% of the shares of stock of a wholly-owned subsidiary, which held approximately $110 million of cash and non-strategic cable television systems serving approximately 25,000 basic subscribers, for 28,309,674 shares of its Class A common stock held by Shivers Investments. As of December 31, 2008, after giving effect to the completion of this transaction, Mediacom’s total Class A and Class B outstanding shares were approximately 66.5 million.
Morris Communications is controlled by William S. Morris III, who together with another Morris Communications representative, Craig S. Mitchell, held two seats on Mediacom’s Board of Directors. Effective upon closing of the transaction, Messrs. Morris and Mitchell resigned from the Board of Directors.
“On behalf of my fellow directors, I wish to thank Messrs. Morris and Mitchell for their many years of distinguished service on our Board,” said Rocco B. Commisso, Chairman and CEO of Mediacom. “I’m particularly grateful for the significant financial investment the Morris organization made in Mediacom in its early growth stage and for their unwavering support throughout our decade long association.”
Banc of America Securities LLC acted as financial advisor and the law firm of Baker Botts LLP acted as legal advisor to Mediacom. RBC Daniels acted as financial advisor to Morris Communications.
About Mediacom Communications Corporation
Mediacom Communications is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed data access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.
Mediacom Communications Corporation
100 Crystal Run Road • Middletown, NY 10941 • 845-695-2600 • Fax 845-695-2639

Forward Looking Statements
In this press release, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate, many of which are beyond our control. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition for video, high-speed data and phone customers; our ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; economic downturns and other factors which may negatively affect our customers’ demand for our services; increasing programming costs and delivery expenses related to our products and services; changes in laws and regulations; changes in technology; changes in assumptions underlying our critical accounting policies; fluctuations in short term interest rates which may cause our interest expense to vary from quarter to quarter; our ability to generate sufficient cash flow to meet our debt service obligations; instability in the credit markets which may affect our ability to access capital; and the other risks and uncertainties discussed in this press release and in our Annual Report on Form 10-K for the year ended December 31, 2007 and other reports or documents that we file from time to time with the SEC. Statements included in this press release are based upon information known to us as of the date that this press release is filed with the SEC, and we assume no obligation to update or alter our forward-looking statements made in this press release or our other documents filed with the SEC, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Contact:
Investor Relations	Media Relations
Calvin G. Craib	Thomas J. Larsen
Senior Vice President,	Vice President,
Corporate Finance	Legal and Public Affairs
(845) 695-2675	(845) 695-2754